Exhibit 99.1

National Technical Systems	www.ntscorp.com

NEWS RELEASE for June 18, 2010 at 6:00 A.M. ET

Contact: Allen & Caron	National Technical Systems
Jill Bertotti (investors)	Aaron Cohen, Vice Chairman (corporate)
Jill@allencaron.com	aaron.cohen@ntscorp.com
Len Hall (media)	Raffy Lorentzian, Sr. Vice President, CFO
len@allencaron.com	raffy.lorentzian@ntscorp.com
(949) 474-4300	(818) 591-0776

National Technical Systems Declares Special Dividend

Calabasas, CA (June 18, 2010)…On June 17, 2010, the Board of Directors of National Technical Systems, Inc. (NASDAQ: NTSC) (NTS), a leading provider of engineering services, declared a special cash dividend of $0.07 per common share payable on July 19, 2010, to shareholders of record on July 6, 2010.

Although the Company does not currently have a policy of issuing regular dividends or special dividends and the Board does not contemplate a change in that policy, the Board may consider special dividends from time-to-time in the future in light of then existing conditions, including earnings, cash condition and capital requirements.  Notwithstanding the foregoing, no assurance is given that there will be any special dividends declared in the foreseeable future.

About National Technical Systems
National Technical Systems, Inc. is a leading provider of engineering and testing services to the defense, aerospace, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full life-cycle product integrity support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit our website at www.ntscorp.com or call 800-270-2516.

Forward Looking Statements
The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, including the possibility of contract cancellations, demand for services and products, development of markets for the companies' services and products and other risks identified in the companies' SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The companies undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems' business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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